UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2015

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 22, 2015 (the “2015 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.     A proposal to set the number of directors at five.

For	Against	Abstentions	Broker Non-Votes
3,015,339	118,848	3,216	9,605

2.     A proposal to elect five directors to serve until the next annual meeting of shareholders:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
David L. Klenk	2,360,606	232,719	553,683
Jeffrey D. Peterson	2,529,894	63,431	553,683
Scott A. Gabbard	2,361,256	232,069	553,683
Joseph A. Marino	2,361,256	232,069	553,683
Michael C. Zipoy	2,529,844	63,481	553,683

3.	A proposal to ratify the appointment of Boulay PLLP as independent auditors for the fiscal year ending December 31, 2015.

For	Against	Abstentions	Broker Non-Votes
3,027,384	112,864	6,760	0

Pursuant to the foregoing votes, the number of directors was set at five; Messrs. Klenk, Peterson, Gabbard, Marino and Zipoy were elected to serve as directors until the next annual meeting of shareholders; and the appointment of Boulay PLLP as independent auditors for the fiscal year ending December 31, 2015 was ratified.

Item 8.01.      Other Events

In March 2015, the Company received third-party certification for installing its HazardPRO products in certain hazardous locations. As previously reported, the Company continues to believe HazardPRO product sales will begin contributing to the Company’s financial performance in the 2015 second quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC.

Date: April 27, 2015	By:	/s/ David L. Klenk
David L. Klenk
Chief Executive Officer and Chief Financial Officer

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